EXHIBIT 99.A

News For Immediate Release
El Paso Corporation Provides 2006 Financial Results
HOUSTON, TEXAS, February 27, 2007—El Paso Corporation (NYSE:EP) is providing today fourth quarter and full-year 2006 financial results for the company. Results for ANR Pipeline Company and associated assets (ANR), which were sold on February 22, 2007, are included in discontinued operations for all periods.
“2006 was a year of major accomplishments for El Paso,” said Doug Foshee, president and chief executive officer. “We reported a swing in profitability of more than $1 billion; our pipeline business reported record earnings and laid the foundation for future expansion-driven growth; our E&P business delivered organic production growth and replaced production through the drill bit; we reduced debt by $2.8 billion; and we eliminated numerous legacy issues. Finally, in December we announced, and last week we closed, the sale of ANR, which is a transformational event for our company as we regain our financial strength and flexibility while maintaining our earnings outlook. We look forward to additional progress in 2007.”
A summary of financial results for the three and 12 months ended December 31, 2006 and 2005 are as follows:

Financial Results	Three Months Ended		Twelve Months
	December 31,		Ended December 31,
($ in millions, except per share amounts)	2006	2005	2006	2005

Income (loss) from continuing operations	$(15)	$(302)	$531	$(506)
Discontinued operations, net of income taxes	(151)	144	(56)	(96)
Cumulative effect of accounting changes, net of income taxes	—	(4)	—	(4)

Net income (loss)	(166)	(162)	475	(606)
Preferred stock dividends	(9)	(10)	(37)	(27)

Net income (loss) available to common stockholders	$(175)	$(172)	$438	$(633)

	Three Months Ended		Twelve Months
	December 31,		Ended December 31,
($ in millions, except per share amounts)	2006	2005	2006	2005

Basic per common share amounts
Income (loss) from continuing operations	$(0.03)	$(0.47)	$0.73	$(0.82)
Discontinued operations	(0.22)	0.22	(0.08)	(0.15)
Cumulative effect of accounting changes	—	(0.01)	—	(0.01)

Net income (loss) per common share	$(0.25)	$(0.26)	$0.65	$(0.98)

Diluted per common share amounts
Income (loss) from continuing operations	$(0.03)	$(0.47)	$0.72	$(0.82)
Discontinued operations	(0.22)	0.22	(0.08)	(0.15)
Cumulative effect of accounting changes	—	(0.01)	—	(0.01)

Net income (loss) per common share	$(0.25)	$(0.26)	$0.64	$(0.98)

Three Months Ended December 31, 2006
For the three months ended December 31, 2006, El Paso reported a net loss to common stockholders of $175 million, or $0.25 per diluted share, compared with a net loss of $172 million, or $0.26 per diluted share, for the same period in 2005. Continuing operations in the fourth quarter of 2006 lost $15 million, or $0.03 per diluted share. Results were negatively impacted by a pre-tax charge of $188 million, or $0.17 per diluted share, related to the divestiture of capacity on the Alliance Pipeline. Also, results were favorably impacted by a pre-tax, mark-to-market gain of $13 million, or $0.01 per diluted share, on derivatives intended to manage the price risk of the company’s natural gas and oil production.
Discontinued operations for the fourth quarter of 2006 lost $151 million, or $0.22 per diluted share. These results included operating results for ANR and related assets of $39 million, or $0.06 per diluted share, as well as $188 million, or $0.27 per diluted share of deferred tax charges related to the sale of ANR. El Paso will recognize a gain on the sale of approximately $.7 billion in the first quarter 2007.

Before- and after-tax amounts of the items discussed above are as follows ($ millions):

	Before Tax	After Tax
Continuing Operations
Alliance Pipeline Capacity Sale charge	($188)	($122*	)
Mark-to-market impact on derivatives gain	13	4
Discontinued Operations
ANR Operations Results	61	39
ANR deferred tax charge	—	(188)

*	Assumes a 35-percent tax rate
For the fourth quarter of 2005, there was a net loss of $302 million, or $0.47 per diluted share, from continuing operations. Results include the favorable impact of $72 million pre-tax, or $0.07 per diluted share, of mark-to-market gains on derivatives intended to manage the price risk of the company’s natural gas and oil production.
Discontinued operations for the fourth quarter of 2005 reported income of $144 million, or $0.22 per diluted share.
Business Unit Financial Update

Segment EBIT Results	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2006	2005	2006	2005

Pipeline Group	$302	$183	$1,187	$924
Exploration and Production	137	168	640	696
Marketing	(184)	(224)	(71)	(837)
Power	31	(2)	82	(89)
Field Services	—	128	—	285
Corporate and Other	(37)	(352)	(88)	(521)

	$249	$(99)	$1,750	$458

Pipeline Group
The Pipeline Group’s earnings before interest expense and taxes (EBIT) for the three months ended December 31, 2006, were $302 million, compared with $183 million for the same period in 2005. Fourth quarter 2006 results benefited from expiration of discounted rates to certain El Paso Natural Gas (EPNG) customers, the implementation of new rates at EPNG, and the contribution of new pipeline expansion projects which were partially offset by $18 million of costs related to hurricanes. Results for the fourth quarter 2005 include $46 million of impairments related to the Blue Atlantic, Seafarer, and Bahamas LNG projects, which were discontinued. Fourth quarter 2005 results were also unfavorably impacted by $41 million of additional costs from hurricanes Katrina and Rita, and higher environmental and legal reserves that impacted EBIT by $19 million. Throughput was up from 2005 levels primarily due to recent expansions.

Pipeline Group Results	Three Months Ended
	December 31,
($ in millions)	2006	2005

EBIT	$302	$183
DD&A	$92	$86

Total throughput (BBtu/d)[1]	16,992	16,011

[1]	Includes proportionate share of jointly owned pipelines
NOTE: Results do not include ANR and related assets, which are in discontinued operations.
Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended December 31, 2006 was $137 million, compared with $168 million for the same period in 2005. Fourth quarter 2006 production volumes averaged 762 million cubic feet equivalent per day (MMcfe/d), which is up 11 percent from 2005 levels, excluding unconsolidated affiliate volumes of 68 MMcfe/d. The increase was due to recovery of volumes shut-in by hurricane damage, new discoveries in the Gulf of Mexico and South Louisiana, and the success of the onshore drilling program. In addition, Brazilian volumes were down 29 MMcfe/d due to a contractual ownership reduction. The realized price for natural gas during the three months ended December 31, 2006 was $6.15 per thousand cubic feet (Mcf), compared with $6.76 per Mcf for the same period in 2005. Oil, condensate, and natural gas liquids (NGL) realized prices were $50.58 per barrel in fourth quarter 2006, down 1 percent from the same period in 2005.

Total per-unit cash costs decreased to an average of $1.91 per thousand cubic feet equivalent (Mcfe) in fourth quarter 2006, compared with $2.06 per Mcfe for the same 2005 period, primarily due to higher production volumes and lower general and administrative costs, partially offset by higher lease operating expenses.

Exploration and Production Results	Three Months Ended
	December 31,
($ in millions)	2006	2005

EBIT	$137	$168
DD&A	$180	$156

Consolidated volumes:
Natural gas sales volumes (MMc f/d)	630	577
Oil, condensate, and NGL sales volumes (MBbls/d)	22	18

Total equivalent sales volumes (MMcfe/d)	762	686
Four Star total equivalent sales volumes (MMcfe/d)[1]	68	73

Weighted average realized prices including hedges[2,3]
Natural gas ($/Mcf)	$6.15	$6.76
Oil, condensate, and NGL ($/Bbl)	$50.58	$50.86

Transportation costs
Natural gas ($/Mcf)	$0.24	$0.21
Oil, condensate, and NGL ($/Bbl)	$0.58	$0.59

Per-unit costs ($/Mcfe)[3]
Unit of production depletion costs	$2.45	$2.25
Cash operating costs[4]	$1.91	$2.06

[1]	Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share.

[2]	Prices are stated before transportation costs .

[3]	Price and costs per unit do not include the company’s proportionate share of Four Star volumes, revenues, or costs.

[4]	Includes lease operating costs, production-related taxes, G&A expenses , and other taxes .

Other Operations
Marketing
The Marketing segment reported an EBIT loss of $184 million for the three months ended December 31, 2006, compared with a loss of $224 million for the same period in 2005. The fourth quarter 2006 loss was a result of the previously mentioned $188-million charge related to the divestiture of the Alliance Pipeline capacity. Fourth quarter 2006 and 2005 results included $13 million and $72 million, respectively, of mark-to-market gains on derivatives intended to manage the price risk of the company’s natural gas and oil production. Also included in fourth quarter 2005 results were power book losses related to locational price differences between eastern PJM and the west PJM hub as well as losses from the Cordova tolling agreement, which was divested at the end of 2005.
Power
The Power segment reported EBIT of $31 million for the three months ended December 31, 2006, compared with a loss of $2 million for the same period in 2005. Fourth quarter 2006 results were primarily attributable to the gain on the sale of the company’s remaining interest in Intercontinental Exchange (ICE). Fourth quarter 2005 results were unfavorably impacted by impairments of power assets, partially offset by the gain on the sale of a portion of the company’s interest in ICE.
Field Services
During the fourth quarter of 2005, the company completed the divestiture of the assets and operations of this segment.
Corporate and Other
During the fourth quarter of 2006, Corporate and Other reported an EBIT loss of $37 million compared with a loss of $352 million for the same period in 2005. Fourth quarter 2006 results were unfavorably impacted by litigation, environmental, and other charges. The fourth quarter 2005 EBIT loss was principally the result of an unfavorable court decision associated with a retiree medical benefits lawsuit.
2006 Full-Year Highlights
–	For the 12 months ended December 31, 2006, El Paso reported net income available to common stockholders of $438 million, or $0.64 per diluted share,

compared with a net loss of $633 million, or $0.98 per diluted share, for 2005. Discontinued operations include $156 million, or $0.21 per diluted share, of operating results for ANR and related assets as well as a $188-million, or $0.25 per diluted share, of deferred tax charges pertaining to the sale of ANR and related assets. EBIT for the 12 months ended December 31, 2006 was $1.8 billion versus $458 million for 2005. Results in 2005 were impacted by a number of impairments, gains, and losses associated with asset sales, restructuring costs and other significant items, non-cash, mark-to-market losses, and litigation charges.
–	El Paso’s two core businesses of pipelines and exploration and production generated EBIT of $1.8 billion in 2006.
•	The company’s natural gas pipeline business generated $1.2 billion of EBIT.

•	El Paso’s exploration and production business gained momentum during the year and generated $640 million of EBIT. For the year, production volumes averaged 730 MMcfe/d, excluding unconsolidated affiliate volumes of 68 MMcfe/d. Hurricane-related shut-ins reduced average production by 14 MMcfe/d.
–	Results for 2006 were impacted by:
•	$188-million pre-tax, or $0.17 per diluted share, charge related to the divestiture of the Alliance Pipeline capacity;

•	$269-million pre-tax, or $0.23 per diluted share, mark-to-market gain on derivatives intended to manage the price risk of the company’s natural gas and oil production resulting from the decrease in commodity prices. The company received $59 million of settlements related to these contracts.

•	$133-million pre-tax, or $0.12 per diluted share, loss related to mark-to-market losses related to the sale of Midland Cogeneration Venture; and

•	$159-million, or $0.22 per diluted share, income tax benefit related to the favorable resolution of tax matters.
–	In 2006, the company generated cash flow from operations of $2.1 billion; invested $2.4 billion of capital primarily in its two core businesses, including $0.2 billion from discontinued operations; generated $1.1 billion of cash through asset sales, including $0.4 billion of cash from discontinued assets sold; and paid $0.1 billion in dividends.

–	El Paso reduced gross debt by $2.8 billion in 2006, including discontinued operations of $0.2 billion. Approximately $3.3 billion of cash proceeds from the ANR sale are currently targeted for further debt reduction.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its 2006 results on February 27, 2007 beginning at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 582-2734 ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through March 6, 2007 by dialing (973) 341-3080 (access code 8454184). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Per-unit total cash costs or cash operating costs equal total operating expenses less DD&A and other non-cash charges divided by total production. It is a valuable measure of operating efficiency.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to file our Annual Report on Form 10-K by March 1, 2007; our ability to implement and achieve our objectives in our 2007 plan, including achieving our debt-reduction targets, earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration & Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating revenues	$913	$814	$4,281	$3,359

Operating expenses Cost of products and services	37	33	238	245
Operation and maintenance	377	732	1,319	1,861
Depreciation, depletion and amortization	281	253	1,047	1,006
Loss on long-lived assets	3	64	18	74
Taxes, other than income taxes	52	65	232	234

	750	1,147	2,854	3,420

Operating income (loss)	163	(333)	1,427	(61)

Equity earnings and other income	86	234	323	519

Earnings (losses) before interest expense, income taxes, and other charges	249	(99)	1,750	458
Interest and debt expense	287	325	1,228	1,286
Preferred interests of consolidated subsidiaries	—	—	—	9

Income (loss) before income taxes	(38)	(424)	522	(837)
Income taxes (benefit)	(23)	(122)	(9)	(331)

Income (loss) from continuing operations	(15)	(302)	531	(506)
Discontinued operations, net of income taxes	(151)	144	(56)	(96)
Cumulative effect of accounting changes, net of income taxes	—	(4)	—	(4)

Net income (loss)	(166)	(162)	475	(606)
Preferred stock dividends	9	10	37	27

Net income (loss) available to common stockholders	$(175)	$(172)	$438	$(633)

Earnings (losses) per common share Basic
Income (loss) from continuing operations	$(0.03)	$(0.47)	$0.73	$(0.82)
Discontinued operations, net of income taxes	(0.22)	0.22	(0.08)	(0.15)
Cumulative effect of accounting changes, net of income taxes	—	(0.01)	—	(0.01)

Net income (loss) per common share	$(0.25)	$(0.26)	$0.65	$(0.98)

Diluted
Income (loss) from continuing operations	$(0.03)	$(0.47)	$0.72	$(0.82)
Discontinued operations, net of income taxes	(0.22)	0.22	(0.08)	(0.15)
Cumulative effect of accounting changes, net of income taxes	—	(0.01)	—	(0.01)

Net income (loss) per common share	$(0.25)	$(0.26)	$0.64	$(0.98)

Weighted average common shares outstanding
Basic	693	655	678	646

Diluted	693	655	739	646

Dividends declared per common share	$0.04	$0.04	$0.16	$0.16

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2006				2005				Year-to-Date
(In millions)	First	Second	Third	Fourth	First	Second	Third	Fourth	2006	2005	2004
Operating revenues
Pipelines	$643	$580	$582	$597	$561	$520	$521	$569	$2,402	$2,171	$2,145
Exploration and Production	466	462	456	470	439	452	449	447	1,854	1,787	1,735
Marketing	205	18	(105)	(176)	(175)	(21)	(389)	(211)	(58)	(796)	(508)
Power	1	2	3	—	23	54	2	3	6	82	402
Field Services (1)	—	—	—	—	48	28	45	2	—	123	1,097
Corporate and other, including eliminations	22	27	6	22	(14)	3	(1)	4	77	(8)	(88)

Consolidated total	$1,337	$1,089	$942	$913	$882	$1,036	$627	$814	$4,281	$3,359	$4,783

Depreciation, depletion and amortization
Pipelines	$93	$93	$92	$92	$86	$85	$86	$86	$370	$343	$329
Exploration and Production	146	156	163	180	146	157	153	156	645	612	548
Marketing	1	1	1	1	1	1	1	1	4	4	13
Power	—	1	—	1	1	—	1	—	2	2	13
Field Services (1)	—	—	—	—	1	1	1	—	—	3	8
Corporate and other	10	5	4	7	9	17	6	10	26	42	51

Consolidated total	$250	$256	$260	$281	$244	$261	$248	$253	$1,047	$1,006	$962

Operating income (loss)
Pipelines	$321	$251	$221	$270	$247	$207	$172	$153	$1,063	$779	$927
Exploration and Production	191	161	138	135	180	175	167	149	625	671	726
Marketing	200	8	(113)	(186)	(186)	(32)	(404)	(233)	(91)	(855)	(562)
Power	(15)	(17)	(14)	(15)	(25)	26	(20)	(44)	(61)	(63)	(562)
Field Services (1)	—	—	—	—	2	(5)	(26)	13	—	(16)	(501)
Corporate and other	(14)	(40)	(14)	(41)	(91)	(36)	(79)	(371)	(109)	(577)	(214)

Consolidated total	$683	$363	$218	$163	$127	$335	$(190)	$(333)	$1,427	$(61)	$(186)

Earnings (loss) before interest expense and income taxes (EBIT)
Pipelines	$346	$286	$253	$302	$280	$237	$224	$183	$1,187	$924	$1,059
Exploration and Production	199	163	141	137	183	176	169	168	640	696	734
Marketing	208	13	(108)	(184)	(185)	(30)	(398)	(224)	(71)	(837)	(539)
Power	3	10	38	31	(39)	(2)	(46)	(2)	82	(89)	(747)
Field Services (1)	—	—	—	—	182	(3)	(22)	128	—	285	84
Corporate and other	—	(34)	(17)	(37)	(90)	(12)	(67)	(352)	(88)	(521)	(217)

Consolidated total	$756	$438	$307	$249	$331	$366	$(140)	$(99)	$1,750	$458	$374

(1)	By the end of 2005, we sold or transferred to other segments substantially all of our Field Services assets.

Exploration and Production	Three Months Ended December 31,		Three Months Ended December 31,
Cash operating costs	2006		2005
		Per Unit		Per Unit
	Total (MM)	($/Mcfe)	Total ($MM)	($/Mcfe)
Total Operating Expense	$335	$4.78	$298	$4.72
DD&A	(180)	(2.57)	(156)	(2.47)
Cost of products and Services	(20)	(0.29)	(11)	(0.17)
Other	(1)	(0.01)	(1)	(0.02)
Total Cash Operating Cost ($/Mcfe) *		$1.91		$2.06
Total Equivalent volumes (Mmcfe)*		70,142		63,095

*	Excludes volumes associated with Four Star